PRUDENTIAL PREMIER® INVESTMENT VARIABLE ANNUITY B SERIESSM
PRUDENTIAL PREMIER® INVESTMENT VARIABLE ANNUITY C SERIESSM

PRUCO LIFE INSURANCE COMPANY
PRUCO LIFE FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
PRUCO LIFE OF NEW JERSEY FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT

Supplement dated June 15, 2020
to Prospectuses dated April 27, 2020

This Supplement should be read in conjunction with the current Prospectus for your Annuity and should be retained for future reference. This Supplement is intended to update certain information in the Prospectus for the variable annuity you own and is not intended to be a prospectus or offer for any other variable annuity that you do not own. Defined terms used herein and not otherwise defined herein shall have the meanings given to them in the Prospectuses and Statements of Additional Information.
This Supplement contains information about additional Variable Investment Options available to you on or after August 17, 2020.
The following changes are made to the Prospectus:

•	The list entitled “VARIABLE INVESTMENT OPTIONS” at the beginning of the Prospectus is amended by adding the following:
American Funds Insurance Series® Asset Allocation Fund – Class 4**
American Funds Insurance Series® Blue Chip Income and Growth Fund – Class 4**
American Funds Insurance Series® Bond Fund – Class 4**
American Funds Insurance Series® Global Growth and Income Fund – Class 4**
American Funds Insurance Series® Global Small Capitalization Fund – Class 4**
American Funds Insurance Series® Growth Fund – Class 4**
American Funds Insurance Series® Growth-Income Fund – Class 4**
American Funds Insurance Series® International Fund – Class 4**
American Funds Insurance Series® New World Fund – Class 4**
BlackRock Advantage Large Cap Core V.I. Fund – Class III**
BlackRock Advantage Large Cap Value V.I. Fund – Class III**
BlackRock Basic Value V.I. Fund – Class III**
BlackRock Capital Appreciation V.I. Fund – Class III**
BlackRock Equity Dividend V.I. Fund – Class III**
BlackRock Large Cap Focus Growth V.I. Fund – Class III**
Fidelity® Variable Insurance Products Balanced Portfolio - Service Class 2**
Fidelity® Variable Insurance Products Contrafund® Portfolio – Service Class 2**
Fidelity® Variable Insurance Products Growth Opportunities Portfolio – Service Class 2**
Fidelity® Variable Insurance Products Health Care Portfolio – Service Class 2**

•	The footnote below is added to the footnotes that follow the list entitled “Variable Investment Options”
**Available for Annuities on or after August 17, 2020.

GENPRODSUP3

•
The annual expenses for the new Variable Investment Options are shown below. The table captioned “UNDERLYING PORTFOLIO ANNUAL EXPENSES” in the “SUMMARY OF CONTRACT FEES AND CHARGES” section of the Prospectus is supplemented with the information about the Portfolios shown below:

UNDERLYING PORTFOLIO ANNUAL EXPENSES
(as a percentage of the average net assets of the underlying Portfolios)
FUNDS	Management Fees	Other Expenses	Distribution (12b-1) Fees	Dividend Expense on Short Sales	Broker Fees and Expenses on Short Sales	Acquired Portfolio Fees & Expenses	Total Annual Portfolio Operating Expenses	Fee Waiver or Expense Reimbursement	Net Annual Fund OperatingExpenses
American Funds Insurance Series® Asset Allocation Fund – Class 4[1]	0.27%	0.27%	0.25%	0.00%	0.00%	0.00%	0.79%	0.00%	0.79%
American Funds Insurance Series® Blue Chip Income and Growth Fund – Class 4[1]	0.39%	0.27%	0.25%	0.00%	0.00%	0.00%	0.91%	0.00%	0.91%
American Funds Insurance Series® Bond Fund – Class 4[1]	0.36%	0.27%	0.25%	0.00%	0.00%	0.00%	0.88%	0.00%	0.88%
American Funds Insurance Series® Global Growth and Income Fund – Class 4[1]	0.59%	0.29%	0.25%	0.00%	0.00%	0.00%	1.13%	0.00%	1.13%
American Funds Insurance Series® Global Small Capitalization Fund – Class 4[1]	0.70%	0.29%	0.25%	0.00%	0.00%	0.00%	1.24%	0.00%	1.24%
American Funds Insurance Series® Growth Fund – Class 4[1]	0.32%	0.27%	0.25%	0.00%	0.00%	0.00%	0.84%	0.00%	0.84%
American Funds Insurance Series® Growth-Income Fund – Class 4[1]	0.26%	0.27%	0.25%	0.00%	0.00%	0.00%	0.78%	0.00%	0.78%
American Funds Insurance Series® International Fund – Class 4[1]	0.49%	0.29%	0.25%	0.00%	0.00%	0.00%	1.03%	0.00%	1.03%
American Funds Insurance Series® New World Fund – Class 4[1]	0.70%	0.31%	0.25%	0.00%	0.00%	0.00%	1.26%	0.00%	1.26%
BlackRock Advantage Large Cap Core V.I. Fund – Class III1,*	0.46%	0.26%	0.25%	0.00%	0.00%	0.00%	0.97%	0.12%	0.85%
BlackRock Advantage Large Cap Value V.I. Fund – Class III1,*	0.75%	0.38%	0.25%	0.00%	0.00%	0.00%	1.38%	0.53%	0.85%
BlackRock Basic Value V.I. Fund – Class III1,*	0.60%	0.28%	0.25%	0.00%	0.00%	0.01%	1.14%	0.12%	1.02%
BlackRock Capital Appreciation V.I. Fund – Class III1,*	0.65%	0.27%	0.25%	0.00%	0.00%	0.00%	1.17%	0.12%	1.05%
BlackRock Equity Dividend V.I. Fund – Class III1,*	0.60%	0.27%	0.25%	0.00%	0.00%	0.01%	1.13%	0.21%	0.92%
BlackRock Large Cap Focus Growth V.I. Fund – Class III1,*	0.65%	0.30%	0.25%	0.00%	0.00%	0.00%	1.20%	0.14%	1.06%
Fidelity® Variable Insurance Products Balanced Portfolio - Service Class 21,	0.39%	0.10%	0.25%	0.00%	0.00%	0.00%	0.74%	0.00%	0.74%
Fidelity® Variable Insurance Products Contrafund® Portfolio – Service Class 2[1]	0.54%	0.07%	0.25%	0.00%	0.00%	0.00%	0.86%	0.00%	0.86%
Fidelity® Variable Insurance Products Growth Opportunities Portfolio – Service Class 2[1]	0.54%	0.10%	0.25%	0.00%	0.00%	0.00%	0.89%	0.00%	0.89%
Fidelity® Variable Insurance Products Health Care Portfolio – Service Class 2[1]	0.54%	0.12%	0.25%	0.00%	0.00%	0.00%	0.91%	0.00%	0.91%

[1]	The Portfolios will be available on or about August 17, 2020.
*See notes immediately below for important information about this fund.

GENPRODSUP3

BlackRock Advantage Large Cap Core V.I. Fund – Class III
As described in the “Management of the Funds” section of the Fund’s prospectus, BlackRock Advisors, LLC (“BlackRock”) has contractually agreed to waive the management fee with respect to any portion of the Fund’s assets estimated to be attributable to investments in other equity and fixed-income mutual funds and exchange-traded funds managed by BlackRock or its affiliates that have a contractual management fee, through April 30, 2021. In addition, BlackRock has contractually agreed to waive its management fees by the amount of investment advisory fees the Fund pays to BlackRock indirectly through its investment in money market funds managed by BlackRock or its affiliates, through April 30, 2021. The contractual agreements may be terminated upon 90 days’ notice by a majority of the non-interested directors of BlackRock Variable Series Funds, Inc. (the “Company”) or by a vote of a majority of the outstanding voting securities of the Fund. As described in the “Management of the Funds” section of the Fund’s prospectus, BlackRock has contractually agreed to waive and/or reimburse fees or expenses in order to limit Total Annual Fund Operating Expenses After Fee Waivers and/or Expense Reimbursements (excluding Dividend Expense, Interest Expense, Acquired Fund Fees and Expenses and certain other Fund expenses) to 1.25% (for Class I Shares), 1.40% (for Class II Shares) and 1.50% (for Class III Shares) of average daily net assets through April 30, 2021. BlackRock has also contractually agreed to reimburse fees in order to limit certain operational and recordkeeping fees to 0.05% (for Class I Shares), 0.07% (for Class II Shares) and 0.08% (for Class III Shares) of average daily net assets through April 30, 2021. Each of these contractual agreements may be terminated upon 90 days’ notice by a majority of the non-interested directors of the Company or by a vote of a majority of the outstanding voting securities of the Fund.

BlackRock Advantage Large Cap Value V.I. Fund - Class III
As described in the “Management of the Funds” section of the Fund’s prospectus, BlackRock Advisors, LLC (“BlackRock”) has contractually agreed to waive the management fee with respect to any portion of the Fund’s assets estimated to be attributable to investments in other equity and fixed-income mutual funds and exchange-traded funds managed by BlackRock or its affiliates that have a contractual management fee, through April 30, 2021. In addition, BlackRock has contractually agreed to waive its management fees by the amount of investment advisory fees the Fund pays to BlackRock indirectly through its investment in money market funds managed by BlackRock or its affiliates, through April 30, 2021. The contractual agreements may be terminated upon 90 days’ notice by a majority of the non-interested directors of BlackRock Variable Series Funds, Inc. (the “Company”) or by a vote of a majority of the outstanding voting securities of the Fund. As described in the “Management of the Funds” section of the Fund’s prospectus, BlackRock has contractually agreed to waive and/or reimburse fees or expenses in order to limit Total Annual Fund Operating Expenses After Fee Waivers and/or Expense Reimbursements (excluding Dividend Expense, Interest Expense, Acquired Fund Fees and Expenses and certain other Fund expenses) to 0.60% (for Class I Shares), 0.75% (for Class II Shares) and 0.85% (for Class III Shares) of average daily net assets through April 30, 2021. BlackRock has also contractually agreed to reimburse fees in order to limit certain operational and recordkeeping fees to 0% (for Class I Shares), 0.05% (for Class II Shares) and 0.11% (for Class III Shares) of average daily net assets through April 30, 2021. Each of these contractual agreements may be terminated upon 90 days’ notice by a majority of the non-interested directors of the Company or by a vote of a majority of the outstanding voting securities of the Fund.

BlackRock Basic Value V.I. Fund - Class III
The Total Annual Fund Operating Expenses do not correlate to the ratios of expenses to average net assets given in the Fund’s most recent annual report, which do not include Acquired Fund Fees and Expenses. As described in the “Management of the Funds” section of the Fund’s prospectus, BlackRock Advisors, LLC (“BlackRock”) has contractually agreed to waive the management fee with respect to any portion of the Fund’s assets estimated to be attributable to investments in other equity and fixed-income mutual funds and exchange-traded funds managed by BlackRock or its affiliates that have a contractual management fee, through April 30, 2021. In addition, BlackRock has contractually agreed to waive its management fees by the amount of investment advisory fees the Fund pays to BlackRock indirectly through its investment in money market funds managed by BlackRock or its affiliates, through April 30, 2021. The contractual agreements may be terminated upon 90 days’ notice by a majority of the non-interested directors of BlackRock Variable Series Funds, Inc. (the “Company”) or by a vote of a majority of the outstanding voting securities of the Fund. As described in the “Management of the Funds” section of the Fund’s prospectus, BlackRock has contractually agreed to waive and/or reimburse fees or expenses in order to limit Total Annual Fund Operating Expenses After Fee Waivers and/or Expense Reimbursements (excluding Dividend Expense, Interest Expense, Acquired Fund Fees and Expenses and certain other Fund expenses) to 1.25% (for Class I Shares), 1.40% (for Class II Shares) and 1.50% (for Class III Shares) of average daily net assets through April 30, 2021. BlackRock has also contractually agreed to reimburse fees in order to limit certain operational and recordkeeping fees to 0.06% (for Class I Shares), 0.08% (for Class II Shares) and 0.09% (for Class III Shares) of average daily net assets through April 30, 2021. Each of these contractual agreements may be terminated upon 90 days’ notice by a majority of the non-interested directors of the Company or by a vote of a majority of the outstanding voting securities of the Fund.

BlackRock Capital Appreciation V.I. Fund - Class III
As described in the “Management of the Funds” section of the Fund’s prospectus, BlackRock Advisors, LLC (“BlackRock”) has contractually agreed to waive the management fee with respect to any portion of the Fund’s assets estimated to be attributable to investments in other equity and fixed-income mutual funds and exchange-traded funds managed by BlackRock or its affiliates that have a contractual management fee, through April 30, 2021. In addition, BlackRock has contractually agreed to waive its management fees by the amount of investment advisory fees the Fund pays to BlackRock indirectly through its investment in money market funds managed by BlackRock or its affiliates, through April 30, 2021. The contractual agreements may be terminated upon 90 days’ notice by a majority of the non-interested directors of BlackRock Variable Series Funds, Inc. (the “Company”) or by a vote of a majority of the outstanding voting securities of the Fund. As described in the “Management of the Funds” section of the Fund’s prospectus, BlackRock has contractually agreed to waive and/or reimburse fees or expenses in order to limit Total Annual Fund Operating Expenses After Fee Waivers and/or Expense Reimbursements (excluding Dividend Expense, Interest Expense, Acquired Fund Fees and Expenses and certain other Fund expenses) to 1.25% (for Class I Shares) and 1.50% (for Class III Shares) of average daily net assets through April 30, 2021. BlackRock has also contractually agreed to reimburse fees in order to limit certain operational and recordkeeping fees to 0.07% (for Class I Shares) and 0.08% (for Class III Shares) of average daily net assets through April 30, 2021. Each of these contractual agreements may be terminated upon 90 days’ notice by a majority of the non-interested directors of the Company or by a vote of a majority of the outstanding voting securities of the Fund.

BlackRock Equity Dividend V.I. Fund - Class III
The Total Annual Fund Operating Expenses do not correlate to the ratios of expenses to average net assets given in the Fund’s most recent annual report, which do not include Acquired Fund Fees and Expenses. As described in the “Management of the Funds” section of the Fund’s prospectus, BlackRock Advisors, LLC (“BlackRock”) has contractually agreed to waive the management fee with respect to any portion of the Fund’s assets estimated to be attributable to investments in other equity and fixed-income mutual funds and exchange-traded funds managed by BlackRock or its affiliates that have a contractual management fee, through April 30, 2021. In addition, BlackRock has contractually agreed to waive its management fees by the amount of investment advisory fees the Fund pays to BlackRock indirectly through its investment in money market funds managed by BlackRock or its affiliates, through April 30, 2021. The contractual agreements may be terminated upon 90 days’ notice by a majority of the non-interested directors of BlackRock Variable Series Funds, Inc. (the “Company”) or by a vote of a majority of the outstanding voting securities of the Fund. As described in the “Management of the Funds” section of the Fund’s prospectus, BlackRock has contractually agreed to waive and/or reimburse fees or expenses in order to limit Total Annual Fund Operating Expenses After Fee Waivers and/or Expense Reimbursements (excluding Dividend Expense, Interest Expense, Acquired Fund Fees and Expenses and certain other Fund expenses) to 1.25% (for Class I Shares) and 1.50% (for Class III Shares) of average daily net assets through April 30, 2021. BlackRock has also contractually agreed to reimburse fees in order to limit certain operational and recordkeeping fees to 0% (for Class I Shares) and 0% (for Class III Shares) of average daily net assets through April 30, 2021. Each of these contractual agreements may be terminated upon 90 days’ notice by a majority of the non-interested directors of the Company or by a vote of a majority of the outstanding voting securities of the Fund.

GENPRODSUP3

BlackRock Large Cap Focus Growth V.I. Fund - Class III
As described in the “Management of the Funds” section of the Fund’s prospectus, BlackRock Advisors, LLC (“BlackRock”) has contractually agreed to waive the management fee with respect to any portion of the Fund’s assets estimated to be attributable to investments in other equity and fixed-income mutual funds and exchange-traded funds managed by BlackRock or its affiliates that have a contractual management fee, through April 30, 2021. In addition, BlackRock has contractually agreed to waive its management fees by the amount of investment advisory fees the Fund pays to BlackRock indirectly through its investment in money market funds managed by BlackRock or its affiliates, through April 30, 2021. The contractual agreements may be terminated upon 90 days’ notice by a majority of the non-interested directors of BlackRock Variable Series Funds, Inc. (the “Company”) or by a vote of a majority of the outstanding voting securities of the Fund. As described in the “Management of the Funds” section of the Fund’s prospectus, BlackRock has contractually agreed to waive and/or reimburse fees or expenses in order to limit Total Annual Fund Operating Expenses After Fee Waivers and/or Expense Reimbursements (excluding Dividend Expense, Interest Expense, Acquired Fund Fees and Expenses and certain other Fund expenses) to 1.25% (for Class I Shares) and 1.50% (for Class III Shares) of average daily net assets through April 30, 2021. BlackRock has also contractually agreed to reimburse fees in order to limit certain operational and recordkeeping fees to 0.07% (for Class I Shares) and 0.07% (for Class III Shares) of average daily net assets through April 30, 2021. Each of these contractual agreements may be terminated upon 90 days’ notice by a majority of the non-interested directors of the Company or by a vote of a majority of the outstanding voting securities of the Fund.

•	In the “INVESTMENT OPTIONS - VARIABLE INVESTMENT OPTIONS” section of the Prospectus, information pertaining to the Portfolios is added as follows:
The following Portfolios are available exclusively with the Prudential Premier® Investment Variable Annuity:

American Funds Insurance Series® Asset Allocation Fund - Class 4	BlackRock Advantage Large Cap Value V.I. Fund - Class III
American Funds Insurance Series® Blue Chip Income and Growth Fund - Class 4	BlackRock Basic Value V.I. Fund - Class III
American Funds Insurance Series® Bond Fund - Class 4	BlackRock Capital Appreciation V.I. Fund - Class III
American Funds Insurance Series® Global Growth and Income Fund - Class 4	BlackRock Equity Dividend V.I. Fund - Class III
American Funds Insurance Series® Global Small Capitalization Fund - Class 4	BlackRock Large Cap Focus Growth V.I. Fund - Class III
American Funds Insurance Series® Growth Fund - Class 4	Fidelity® Variable Insurance Products Balanced Portfolio - Service Class 2
American Funds Insurance Series® Growth-Income Fund - Class 4	Fidelity® Variable Insurance Products ContrafundSM Portfolio
American Funds Insurance Series® International Fund - Class 4	Fidelity® Variable Insurance Products Growth Opportunities Portfolio - Service Class 2
American Funds Insurance Series® New World Fund - Class 4	Fidelity® Variable Insurance Products Health Care Portfolio - Service Class 2
BlackRock Advantage Large Cap Core V.I. Fund - Class III

•	In the “INVESTMENT OPTIONS - VARIABLE INVESTMENT OPTIONS” section of the Prospectus, information pertaining to the Portfolios is added as follows:

PORTFOLIO NAME	INVESTMENT OBJECTIVE(S)	PORTFOLIO ADVISER/SUBADVISER(S)
American Funds Insurance Series® Asset Allocation Fund - Class 4	Seeks to provide high total return (including income and capital gains) consistent with preservation of capital over the long term.	Capital Research and Management Company℠
American Funds Insurance Series® Blue Chip Income and Growth Fund - Class 4	Seeks to produce income exceeding the average yield on U.S. stocks generally and to provide an opportunity for growth of principal consistent with sound common stock investing.	Capital Research and Management Company℠
American Funds Insurance Series® Bond Fund - Class 4	Seeks to provide as high a level of current income as is consistent with the preservation of capital.	Capital Research and Management Company℠
American Funds Insurance Series® Global Growth and Income Fund - Class 4	Seeks to provide long-term growth of capital while providing current income.	Capital Research and Management Company℠
American Funds Insurance Series® Global Small Capitalization Fund - Class 4	Seeks to provide long-term growth of capital.	Capital Research and Management Company℠
American Funds Insurance Series® Growth Fund - Class 4	Seeks to provide growth of capital.	Capital Research and Management Company℠
American Funds Insurance Series® Growth-Income Fund - Class 4	Seeks to achieve long-term growth of capital and income.	Capital Research and Management Company℠
American Funds Insurance Series® International Fund - Class 4	Seeks to provide long-term growth of capital.	Capital Research and Management Company℠

GENPRODSUP3

PORTFOLIO NAME	INVESTMENT OBJECTIVE(S)	PORTFOLIO ADVISER/SUBADVISER(S)
American Funds Insurance Series® New World Fund - Class 4	Seeks long-term capital appreciation.	Capital Research and Management Company℠
BlackRock Advantage Large Cap Core V.I. Fund - Class III	Seeks high total investment return.	BlackRock Advisors, LLC
BlackRock Advantage Large Cap Value V.I. Fund - Class III	Seeks long-term capital appreciation.	BlackRock Advisors, LLC
BlackRock Basic Value V.I. Fund - Class III	Seeks capital appreciation and, secondarily, income.	BlackRock Advisors, LLC
BlackRock Capital Appreciation V.I. Fund - Class III	Seeks long-term growth of capital.	BlackRock Advisors, LLC
BlackRock Equity Dividend V.I. Fund - Class III	Seeks long-term total return and current income.	BlackRock Advisors, LLC
BlackRock Large Cap Focus Growth V.I. Fund - Class III	Seeks long-term capital growth.	BlackRock Advisors, LLC
Fidelity® Variable Insurance Products Balanced Portfolio – Service Class 2	Seeks income and capital growth consistent with reasonable risk.	Fidelity Management & Research Company (FMR)
Fidelity® Variable Insurance Products Contrafund℠ Portfolio – Service Class 2	Seeks long-term capital appreciation.	Fidelity Management & Research Company (FMR)
Fidelity® Variable Insurance Products Growth Opportunities Portfolio – Service Class 2	Seeks to provide capital growth.	Fidelity Management & Research Company (FMR)
Fidelity® Variable Insurance Products Health Care Portfolio – Service Class 2	Seeks capital appreciation.	Fidelity Management & Research Company (FMR)
Fidelity and the Fidelity Investments Logo are registered service marks of FMR LLC. Used with permission.
Fidelity and Contrafund are registered marks of FMR LLC. Used with permission.

THIS SUPPLEMENT SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE.

GENPRODSUP3